Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Fourth Quarter and Full Year Ended December 31, 2020

NEW YORK—(BUSINESS WIRE)—February 24, 2021. TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the fourth quarter and full year ended December 31, 2020.

FOURTH QUARTER 2020 ACTIVITY

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GAAP net income attributable to common stockholders was $6.6 million, net income per diluted common share was $0.09 based on a diluted weighted average share count of 79.3 million common shares, and book value per common share at December 31, 2020 was $16.50.

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Net interest margin narrowed to $40.6 million during the three months ending December 31, 2020 compared to $48.4 million for the preceding quarter, a decrease of $7.8 million, or 16.1%, due primarily to a decline in average principal balance of loans outstanding during the quarter of $345.2 million.

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Declared on December 15, 2020 a cash dividend of $0.20 per share of common stock and a non-recurring special cash dividend of $0.18 per share of common stock. The full dividend, regular and special, was paid on January 22, 2021 to common stockholders of record as of December 28, 2020. The Company paid on December 31, 2020 a dividend on the Company’s 11.0% Series B Preferred Stock of $6.2 million, or $0.69 per preferred share, for the quarterly period ending December 30, 2020.

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Carried at quarter-end an allowance for expected credit loss of $62.8 million, an increase from the prior quarter of $3.5 million. The CECL reserve equaled 127 basis points of total loan commitments, up from 109 basis points at September 30, 2020. Credit expense for the quarter was $16.3 million comprised of an increase in the general reserve of $6.3 million and a $10.0 million reserve for an individually-assessed loan. The company charged-off an existing reserve of $12.8 million due to the conversion to Real Estate Owned (“REO”) of a previously defaulted mortgage loan.

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The Company acquired 27 acres on the Las Vegas Strip through a deed-in-lieu of foreclosure, and at quarter-end placed on non-accrual status a $31.2 million first mortgage loan secured by a shopping center in Southern California due to a failure of the borrower to remit interest. All other loans were current at quarter-end.

•	Received five full loan repayments totaling $362.4 million, and the extinguishment via foreclosure of a first mortgage loan with an unpaid principal balance of $112.0 million.

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Available liquidity of $342.6 million comprised of cash and cash equivalents of $319.7 million, or 6.5% of total assets, undrawn capacity under secured borrowing arrangements of $22.8 million of which $0.8 million was immediately available, and $0.1 million of cash in CLOs available for investment in eligible collateral. Net of liquidity covenant requirements, the Company held $300.6 million of cash-on-hand for investments and other corporate purposes.

•	The Company’s non-mark-to-market debt represented 63.5% of total debt at December 31, 2020, an increase of 9.4 points from 54.1% in the prior quarter.

•	Benefited from LIBOR floors in our loan portfolio with a weighted average LIBOR of 1.66%, approximately 152 basis points higher than one-month LIBOR as of December 31, 2020.

FULL YEAR 2020 ACTIVITY

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Generated GAAP net loss attributable to common stockholders of $155.5 million, or $(2.03) per diluted common share, based on a weighted average share count of 76.7 million common shares, an increase of 3.9 million common shares, or 5.4%, from the prior year.

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Declared dividends of $93.6 million, or $1.21 per common share, including a special non-recurring dividend of $0.18 declared in December 2020, representing a dividend yield of 7.3% on a book value per common share of $16.50 as of December 31, 2020. Declared and paid dividends in relation to the Company’s 11.0% Series B Preferred Stock of $14.7 million, or $1.63 per preferred share.

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Originated six first mortgage loans with an aggregate commitment amount of $526.3 million, an initial unpaid principal balance of $431.9 million, unfunded commitments upon closing of $94.4 million, and a weighted average interest rate of LIBOR plus 2.9%.

•	Funded $237.9 million in future funding obligations associated with existing loans.

•	Loan repayments totaled $885.6 million, loan sales were $145.7 million and an extinguishment via foreclosure was $112.0 million, for a total reduction in principal balance outstanding of $1.1 billion.

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Issued and sold, for an aggregate cash purchase price of $225.0 million, 9.0 million shares of 11.0% Series B Cumulative Redeemable Preferred Stock, and detachable, five-year, net-settlement warrants to purchase up to 12.0 million shares of TRTX common stock at an exercise price of $7.50 per share.

•	CECL reserve totaled $62.8 million at December 31, 2020. Credit loss expense was $69.8 million, or $(0.91) per share, for the year.

•	Sold prior to April 30, 2020 the Company’s entire portfolio of CRE debt securities, and retired all liabilities associated therewith, at a loss of $203.4 million.

SUBSEQUENT EVENTS

•	On February 16, 2021, the Company extended for a term of one year, through May 4, 2022, the existing secured credit facility with Morgan Stanley Bank with a commitment amount of $500.0 million.

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At February 23, 2021, the Company is in the process of closing one first mortgage loan with a commitment of $50.2 million and an expected initial funding of $47.7 million. The loan will be funded with a combination of cash-on-hand and borrowings.

The Company issued a supplemental presentation detailing its fourth quarter and full year 2020 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 8:30 a.m. ET on Thursday, February 25, 2021. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 11:30 a.m. ET on Thursday, February 25, 2021 through 11:59 p.m. ET on Thursday, March 11, 2021. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13715483. The recorded replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of the Company; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; and financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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